Exhibit 10.9

AMENDMENT NUMBER TWO
TO THE
INTERNATIONAL PAPER COMPANY
PENSION RESTORATION PLAN
FOR SALARIED EMPLOYEES

The International Paper Company Pension Restoration Plan for Salaried Employees, as amended and restated effective January 1, 2009 (the “Plan”) is hereby amended effective January 1, 2013, by adding the following new Article VI:

ARTICLE VI
PARTICIPATION OF FORMER EMPLOYEES OF TIN INC.

6.01    Eligibility and Effective Date. Active employees of TIN Inc. as of December 31, 2012, who (a) were not employed in the Building Products Division of TIN Inc.; (b) were hired prior to January 1, 2012; and (c) were Participants in the Temple-Inland Retirement Plan, as in effect on December 31, 2012; shall become Eligible Participants in the Plan effective as of January 1, 2013.

6.02    Vesting Service. Those who become Eligible Participants as described in Section 6.01 shall receive Vesting Service as defined in Article II, under the Plan prospectively beginning January 1, 2013. Each such Eligible Participant’s Vesting Service through December 31, 2012, shall be as determined under the Temple-Inland Retirement Plan.

6.03    Benefit Amount. For purposes of Section 3.01 of the Plan, the Benefit Amount for an Eligible Participant as described in Section 6.01 shall be determined by adding (a) and (b) where:

(a) for an Eligible Participant as described in Section 6.01 who becomes a participant in the Retirement Plan of International Paper Company (“IP Retirement Plan”) on January 1, 2013, equals the Benefit Amount payable at “Normal Retirement Date” (as defined in the IP Retirement Plan) calculated under Section 3.01 using credited service from January 1, 2013, to the date of determination, and using “Final Average Compensation” as defined in the IP Retirement Plan; and

(b) equals the Eligible Participant’s monthly amount as defined in Sections 5.2 and 6.2 of the Temple-Inland Supplemental Executive Retirement Plan (“Temple-Inland SERP”), using credited service thereunder through December 31, 2012.

6.04    Frozen Temple-Inland SERP Benefit. For purposes of Section 6.05, this term shall mean the vested accrued monthly amount as defined in Sections 5.2 and 6.2 under the Temple-Inland SERP as of December 31, 2012.

Exhibit 10.9

6.05    Time and Form of Payment of Benefits.

A.	The Frozen Temple-Inland SERP Benefit in Section 6.04, limited to the sum of (a) and
(b) in Section 6.03, is to be paid in the form of a lump sum payment at the time specified in Article 8 of the Temple-Inland SERP. The amount of any lump sum payable under this section 6.05 will be determined under the provisions of the Temple-Inland SERP.

B.	Any amount of the sum of (a) and (b) in Section 6.03 that exceeds the Frozen
Temple-Inland SERP Benefit in Section 6.04 will be paid in the form and at the time specified in Article IV of the Plan, with the Eligible Participant able to elect any of the forms of benefit payment offered under the Plan. In determining the amount of the benefit payable under this Section 6.05 (B), (i) the early retirement or early commencement reduction factors in the IP Retirement Plan, if any, shall be applied based on the Eligible Participant’s age on his Designated Retirement Date, and (ii) the charge for the Pre-Retirement Surviving Spouse’s Benefit coverage, if applicable, shall be determined in the same manner as under the IP Retirement Plan as of the Eligible Participant’s Designated Retirement Date. In the event the Eligible Participant has not made a valid benefit election by his Mandatory Payment Date, the charge for the Pre-Retirement Surviving Spouse’s Benefit coverage, if applicable, shall be determined based on the last known marital status of the Eligible Participant following his termination of employment with the Company.

2